UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

Sterling Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Employment Agreements for Jack L. Kopnisky, Luis Massiani, Rodney Whitwell, Michael E. Finn and James P. Blose

On April 3, 2019, Sterling Bancorp, a Delaware corporation (the “Company”), and the Company’s wholly-owned subsidiary, Sterling National Bank, a national banking association (the “Bank” and, together with the Company, “Sterling”) and each of Jack L. Kopnisky, Sterling’s President and Chief Executive Officer, Luis Massiani, Sterling’s Senior Executive Vice President and Chief Financial Officer, Rodney Whitwell, Sterling’s Senior Executive Vice President and Chief Administrative Officer, Michael E. Finn, Sterling’s Senior Executive Vice President and Chief Risk Officer, and James P. Blose, Sterling’s Executive Vice President and General Counsel (each an “Executive” and collectively, the “Executives”), executed an employment agreement (collectively, the “Employment Agreements”) to amend and restate the Prior Employment Agreements (as defined below) in their entirety, by and among each of the Executives, the Company and the Bank, all to be effective as of January 1, 2019. The Executives were party to certain prior employment agreements, specifically: (i) Mr. Kopnisky had a prior employment agreement, dated June 20, 2011 and amended on November 26, 2012, April 3, 2013 and December 8, 2015; (ii) Mr. Massiani had a prior employment agreement, dated November 1, 2013 and amended on December 8, 2015; (iii) Mr. Whitwell had a prior employment agreement, dated November 1, 2013 and amended on October 31, 2016; (iv) Mr. Finn had a prior employment agreement, dated November 10, 2016; and (v) Mr. Blose had a prior employment agreement, dated October 31, 2016 (collectively, the “Prior Employment Agreements”).

The Employment Agreements provide for a term ending on December 31, 2021 (unless in the event of a “change in control” (as defined in such Employment Agreements), in such case the Employment Agreements will be terminated upon the second anniversary of the date of the change in control, if later). Messrs. Kopnisky, Massiani, Whitwell, Finn and Blose’s Employment Agreements provide for an annual base salary of $950,000, $600,000, $475,000, $500,000 and $400,000, respectively, which will be reviewed at least annually for upward adjustment and shall not be reduced without the applicable Executive’s consent. The Employment Agreements also provide for a target annual bonus as determined by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”). In addition to an annual salary and bonus, the Employment Agreements provide that the Executives are entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans. Mr. Kopnisky’s Employment Agreement additionally entitles him to participate in certain additional plans including supplemental life insurance and supplemental long-term disability.

If the Company terminates Mr. Kopnisky without “cause” or Mr. Kopnisky voluntarily resigns for “good reason,” then Mr. Kopnisky will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of two (2) times the sum of his annual base salary in effect immediately prior to termination of employment, (ii) the amount of his target bonus for the year of termination and (iii) COBRA Payments (as defined below).

With the exception of Mr. Kopnisky, if the Company terminates an Executive’s employment without “cause,” then the Executive will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to one (1) year of his base salary (in the amount in effect immediately prior to termination of employment) and the amount of his target bonus for the fiscal year of termination, and (ii) eighteen (18) consecutive monthly cash payments (commencing with the first month following Executive’s termination of employment, and continuing until the eighteenth month following Executive’s termination of employment), each equal to the monthly COBRA premium in effect as of the date of Executive’s termination of employment for the level of coverage in effect for Executive under the Company’s group health plan (the “COBRA Payments”).

If the Company terminates the Executive without “cause” or he resigns for “good reason” on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to two (2) times the sum of his annual base salary in effect immediately prior to his termination of employment plus two (2) times the amount of his target bonus for the fiscal year of termination (with Messrs. Kopnisky and Massiani entitled to three (3) times their annual base salary and target bonus), (ii) the pro-rata amount of his target bonus for the fiscal year of termination, (iii) any accrued vacation pay due under the terms of the Bank’s vacation policy and (iv) the COBRA Payments.

Under the Employment Agreements, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in the Executive receiving greater compensation and benefits on an after-tax basis.

To the extent the change in control provisions of the Employment Agreements are inapplicable, in the event that the Company terminates the Executive for “cause” (as defined in the Employment Agreements), the Executive, with the exception of Mr. Kopnisky, resigns with “good reason” (as defined in the Employment Agreements), the Executive resigns from employment without “good reason” or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations. Termination of employment will not be deemed to be for “cause” unless and until there has been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and he is given an opportunity, together with his counsel, to be heard before the Board).

The Employment Agreements also provide that, while employed and for a period of twelve (12) months following the termination of the Executive, other than a resignation by the Executive for good reason prior to a change in control, the Executive will be restricted from competing with the Company and its affiliates and, while employed and for a period of eighteen (18) months (twelve (12) months as applies to Mr. Kopnisky) following the termination of his employment for any reason, he will be restricted from soliciting the Company’s and its affiliates’ respective customers or employees.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and among the Company, the Bank and Jack L. Kopnisky, dated April 3, 2019.
10.2	Employment Agreement by and among the Company, the Bank and Luis Massiani, dated April 3, 2019.
10.3	Employment Agreement by and among the Company, the Bank and Rodney Whitwell, dated April 3, 2019.
10.4	Employment Agreement by and among the Company, the Bank and Michael E. Finn, dated April 3, 2019.
10.5	Employment Agreement by and among the Company, the Bank and James P. Blose, dated April 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

Date: April 5, 2019	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Senior Executive Vice President
Chief Financial Officer